                                 AMENDMENT NO. 1
                                       TO
                          FINLAY RETIREMENT INCOME PLAN
                      as amended and restated June 25, 2003

            The Finlay Retirement Income Plan (the "Plan"), as amended and restated June 25, 2003, is hereby amended in the following respects, effective as of the dates set forth below:

            1.    Section 8.5.2 is amended, effective for the calendar year 2004 and thereafter, by revising the last sentence thereof to read as follows:

                  Notwithstanding anything in the Plan to the contrary,
                  distributions under this Plan shall meet the minimum
                  distribution requirements of section 401(a)(9) of the Code and regulations thereunder, including the incidental benefit
                  requirements thereof, which requirements are incorporated
                  herein by reference. Effective beginning with distributions for the calendar year 2004, the Plan will apply all such
                  requirements in accordance the regulations published on June
                  13, 2004.

            2.    Section 7.2.2 is amended, effective January 1, 2005, by
revising clauses (a) and (b) thereof to read as follows:

                        (a)   Expenses for medical care described in section
                  213(d) of the Code previously incurred by the Participant or his spouse or dependents (including a child of divorced
                  parents who together provide over half the child's support)
                  and for which a deduction would be available under section 213 of the Code after disregarding the limitation of deductions to amounts in excess of 7.5% of adjusted gross income, or
                  expenses necessary in order for such persons to obtain such care, provided that such expenses have not been and will not in the future be covered by insurance;

                        (b)   Payment of tuition and related educational fees
                  for the next 12 months of post-secondary education for the
                  Participant, his spouse, children or dependents (as defined under applicable regulations);

Section 7.2.2 is further amended, effective January 1, 2006, by deleting "or,"
at the end of clause (c), changing the period at the end of clause (d) to a semicolon, and adding the following after the end of such semicolon:

                        (e)   Payments for funeral or burial expenses for the
                  Participant's deceased parent, spouse, child or dependent (as defined under applicable regulations); or

                        (f)   Expenses to repair damage to a Participant's
                  principal residence that would qualify for a casualty loss deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of adjusted
                  gross income).

                  The Participant shall have the burden of presenting to the
                  Committee written evidence sufficient to demonstrate the
                  existence of such need, and the Committee shall not permit a withdrawal under this Section without first receiving such evidence.

            3.    Section 8.1.2 is amended, effective as of March 28, 2005, by inserting "($1,000, effective for distributions on or after March 28, 2005)"
after "$5,000" in the first and last sentences thereof and by deleting "$5,000"
in the second sentence thereof.

            4.    A special additional Profit-Sharing Contribution shall be made for the Plan year ending December 31, 2005 in accordance with the terms of new
Supplement C to the Plan, attached hereto.

            5.    Section 3.1 is amended in the following respects, effective for Plan Years beginning on or after January 1, 2006:

                  (a) Section 3.1.1 is amended by revising the first sentence thereof to read as follows:

                  For each Plan Year commencing on or after January 1, 2006, each Employer shall make such Profit-Sharing Contributions, if any, as the Board of Directors (including any duly authorized committee thereof) or the Administrative Committee (acting in its capacity as management and delegee of the Board of
                  Directors and not in the capacity of Plan fiduciaries) may determine by resolution adopted no later than April 25th of the next succeeding calendar year (and no Participant,
                  including without limitation any Participant described in
                  Section 3.1.3, shall have any right to receive or share in any such contribution except as provided in such resolution).

                  (b) The sub-heading and first sentence of Section 3.1.3 are amended to read as follows:

                                      - 2 -

                  Eligibility to Share in Matching Contributions and
                  Profit-Sharing Contributions (if any). A Participant shall be eligible to share in Matching Contributions for a Plan Year and such Profit-Sharing Contributions (if any) as may be
                  authorized pursuant to Section 3.1.1 for such Plan Year (and forfeitures in lieu thereof) only if (a) he/she is a
                  Participant and an Eligible Employee for at least a portion of such Plan Year, (b) he/she is employed by an Employer or
                  Affiliate on the last day of such Plan Year, or terminated employment during such Plan Year after reaching his/her Early
                  Retirement Date or as a result of death or Disability, and (c)
                  he/she has no less than 1,000 Eligibility Hours (as defined in
                  Section 2.1) during such Plan Year, provided that if such
                  Participant terminated employment during such year after
                  reaching his/her Early Retirement Date or as a result of death or Disability, such Eligibility Hours requirement shall be prorated.

            IN WITNESS WHEREOF, Finlay Enterprises, Inc. has caused this instrument to be executed by its duly authorized officers this 23rd day of
December, 2005.

                                        FINLAY ENTERPRISES, INC.

                                        By:/s/Joseph M. Melvin
                                           -------------------------------------
                                           Joseph M. Melvin,
                                           Executive V.P. and
                                           Chief Operating Officer

ATTEST:

/s/Bonni G. Davis
-------------------------------------
Bonni G. Davis,
Vice President and Secretary

                                       - 3 -

                                  SUPPLEMENT C

         SPECIAL CONTRIBUTION FOR THE PLAN YEAR ENDING DECEMBER 31, 2005

            For the Plan Year ending December 31, 2005, an additional
Profit-Sharing Contribution shall be made in respect of each Participant satisfying the requirements of Section 3.1.3 for such Plan Year and who is a
Highly Compensated Employee described in an applicable Class below, in an amount equal to the applicable percentage of his Compensation for such Plan Year, but not to exceed $250 or such lower limit as is set forth below. The different amounts of such contributions and limits thereon are based on a determination by the Plan's actuarial consultant that the aggregate Profit-Sharing Contributions for the Plan Year ending December 31, 2005 are nondiscriminatory in amount, utilizing general rule testing with imputed disparity and cross-testing by reference to benefits.

          Applicable
          Percentage   Participants
          ----------   ------------

CLASS A       .05      MA Director of Stores age 59 and under; Vice President
                       and General Counsel

CLASS B       .09      Buyers ages 60 - 65

CLASS C       .15      IT Team Leaders ages 48 - 50 (not to exceed $150)

CLASS D       .20      Group Managers up to age 52 and not in Class F, and VP
                       of Information Technology under age 59

CLASS E       .20      Regional Manager; Loss Prevention Regional (not to
                       exceed $200)

CLASS F       .25      Buyers age 55 and under; AL Group Manager age 41 and over

CLASS G       .28      Branch Sales Managers; PA Director of Stores age 59
                       and under; Planners; IT Team Leaders ages 30 - 36,41 - 47
                       ,51 - 53,and age 60 and over; Directors for Accounting,
                       AP, Operations and Tax; Senior Art Director; SVP age 45
                       and under; VP and Controller; VP Finance; VP Staffing;
                       VP Training; AP Supervisor

CLASS H       .29      Merchandise Managers; Managers of Media, Tax and Payroll

CLASS I       .30      Group Managers age 53 and over

CLASS J       .32      Buyers age 66 and over

CLASS K       .33      VP Information Technology age 60 and over